UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 1, 2025

ESS TECH, INC.

(Exact name of registrant as specified in charter)

Delaware	001-39525	98-1550150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

26440 SW Parkway Ave., Bldg. 83 Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip code)
(855) 423-9920
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GWH	The New York Stock Exchange
Warrants, each fifteen warrants exercisable for one share of common stock at an exercise price of $172.50	GWH.W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Termination of Chief Financial Officer
On August 1, 2025, Anthony Rabb, Chief Financial Officer of ESS Tech, Inc. (the “Company”), was terminated from the Company without severance effective as of August 1, 2025. The termination is not related to any issues regarding accounting policies, standards or practices, reporting obligations or other regulations, or internal control over financial reporting.
Appointment of Interim Chief Financial Officer
The Board of Directors of the Company is conducting a search of potential internal and external candidates to replace Mr. Rabb. Kate Suhadolnik, 36, the Company’s current Controller, has been appointed as the interim Chief Financial Officer and has assumed the duties as principal financial officer and principal accounting officer of the Company, effective August 1, 2025. Ms. Suhadolnik has been with the Company since September 2021 and served as the Company’s Controller since April 2023. Ms. Suhadolnik has 14 years of experience in the financial and accounting sector. Immediately prior to joining the Company, Ms. Suhadolnik was the Corporate Accounting & Reporting Manager at The Standard, an insurance and financial services company, from July 2020 to September 2021. Ms. Suhadolnik also held various positions of increasing responsibility at Deloitte & Touche LLP from September 2011 to June 2020. Ms. Suhadolnik received her bachelor’s degree in accounting and business administration from Gonzaga University and is a Certified Public Accountant.
Ms. Suhadolnik’s annualized salary is currently $220,000 and she is currently eligible to receive an annual cash and stock performance bonus. Ms. Suhadolnik’s salary and bonus may be adjusted at the discretion of the Compensation Committee of the Board. Ms. Suhadolnik’s employment is on an “at will basis.”
There are no arrangements or understandings between Ms. Suhadolnik and any other person pursuant to which she was appointed principal financial officer and principal accounting officer. Ms. Suhadolnik does not have any family relationships with any director or executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The Company entered into an indemnification agreement with Ms. Suhadolnik, in the form filed by the Company as exhibit 10.12 to the Company’s Current Report on Form 8-K filed on October 15, 2021.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: August 1, 2025

ESS TECH, INC.

By:	/s/ Kelly F. Goodman
Name:	Kelly F. Goodman
Title:	Interim Chief Executive Officer